Exhibit 10.15

The shares of common stock subscribed for herein have not been registered under the securities act of 1933, as amended, (the “act”) or any state securities laws, and are being sold in reliance upon exemption from the registration requirements of the Act and state securities laws. The shares subscribed for may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred, directly or indirectly, in the absence of (a) an effective registration statement under the act and any applicable state securities laws, or (b) an opinion of counsel acceptable to counsel for the issuer That such registration is not required and that the proposed transfer may be made without violation of the act and any applicable state securities law.

THE ACQUISITION OF THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

THIS SUBSCRIPTION FORM IS FOR USE BY UNITED STATES ACCREDITED INVESTORS ONLY. THE SHARES MAY ONLY BE SOLD IN JURISDICTIONS WHERE LAWFUL TO DO SO.

SUBSCRIPTION AGREEMENT

Alpha Modus, Corp.

Alpha Modus, Corp., a Florida corporation (the “Company”), desires to sell One Million (1,000,000) shares of the Company s common stock (the “Shares”) to the undersigned for a purchase price of $25,000 (the “Purchase Price”). The undersigned subscriber (the “Subscriber”) desires to purchase the Shares for the Purchase Price, which is set forth on the signature page of this Subscription Agreement (the “Agreement”). Accordingly, the Company and Subscriber agree as follows:

1. Sale and Purchase. Subject to the terms and conditions set forth in this Agreement, Subscriber hereby tenders the amount set forth on the signature page of this Agreement for the purchase of the number of Shares set forth on said signature page. The Shares will convert on a one for one basis for Class A common shares of the surviving company on the closing of the business combination with Insight Acquisition Corp. The Shares will not be subject to any lock-up, forfeitures, earn-outs, contingencies or other amendments, except for the repurchase option pursuant to Section 2(s) herein.

2. Representations, Warranties, and Agreements of Subscriber. In connection with this subscription, Subscriber hereby makes the following representations, warranties, and agreements and confirms the following understandings, each of which are made or confirmed, as the case may be, with respect to the Shares subscribed for herein:

(a) No Registration. Subscriber understands and acknowledges that the Shares have not been and will not be registered under the Securities Act of 1933, as amended (the “Act”) or the securities laws of any state of the United States, and that the offer and sale of Shares to it are being made in reliance upon the exemption from registration provided by Rule 506(b) of Regulation D (“Regulation D”) and/or Section 4(a)(2) or 4(a)(5) under the Act and similar exemptions under applicable state securities laws.

(b) Investment Purpose. Subscriber is acquiring Shares for Subscriber s own account and for investment purposes only and not with a view to or for sale in connection with any distribution or other disposition of the Shares in violation of United States federal or state securities laws.

(c) Review and Evaluation of Information Regarding the Company.

(i)	the Subscriber acknowledges that Subscriber has reviewed the registration statement on Form S-4, as amended and first filed by Insight Acquisition Corp. with the United States Securities and Exchange Commission (the “SEC”) on December 28, 2024, SEC file no. 333-276291, and including the disclosure regarding the Company therein.

(ii)	in addition to the foregoing, Subscriber acknowledges that Subscriber has conducted, or has been afforded the opportunity to conduct, an investigation of the Company and has been offered the opportunity to ask representatives of the Company questions about the Company’s financial condition and proposed business and that Subscriber has obtained the available information as Subscriber has requested, to the extent Subscriber has deemed necessary, to permit Subscriber to fully evaluate the merits and risks of an investment in the Company. Representatives of the Company have answered all inquiries that Subscriber has put to them concerning the Company and its activities, and the offering and issuance of the Shares.

(d) Risks. Subscriber recognizes that the purchase of Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) Subscriber may not be able to liquidate the investment in the event of an emergency; (ii) transferability is limited; and (iii) in the event of a disposition, Subscriber could sustain a complete loss of his or her entire investment.

(e) Risk of Loss. The Subscriber represents and warrants that the Subscriber: (i) is able to bear the loss of the Subscriber’s entire investment without any material adverse effect on the Subscriber’s economic stability; (ii) understands that an investment in the Company involves substantial risks; and (iii) has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of the investment to be made by the Subscriber pursuant to this Agreement.

(f) Regulation D; Accredited Investor Status; Financial Sophistication.

(i)	the Subscriber acknowledges that it has not purchased the Shares as a result of any “general solicitation” or “general advertising” (as those terms are used in Regulation D promulgated under the Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio or television, or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(ii)	the Subscriber represents that Subscriber is (1) a “qualified institutional buyer” as that term is defined under Rule 144A of the Act, or (2) an “accredited investor” as that term is defined in Regulation D under the Act.

(g) Subscriber’s Financial Experience. The Subscriber is also a sophisticated investor who is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company.

(h) Suitability of Investment. Subscriber has evaluated the merits and risks of Subscriber’s proposed investment in the Company, including those risks particular to Subscriber’s situation, and has determined that this investment is suitable for Subscriber. Subscriber has adequate financial resources for an investment of this character, and at this time Subscriber can bear a complete loss of Subscriber’s investment. Further, Subscriber will continue to have, after making an investment in the Company, adequate means of providing for Subscriber’s current needs, the needs of those dependent on Subscriber, and possible personal contingencies.

(i) Absence of Official Evaluation. Subscriber understands that neither the securities regulatory agencies of any State, nor the United States Securities and Exchange Commission, has made any finding or determination as to the fairness of the terms of an investment in the Company, or any recommendation for, or endorsement of, the Shares offered hereby.

(j) Restricted Securities. The Subscriber understands that the Shares are illiquid and are characterized as “restricted securities” under Rule 144(a)(3) under the Act as the Shares are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may only be resold without registration under the Act in certain limited circumstances. Accordingly, the Subscriber:

(i)	agrees that if it decides to offer, sell, pledge or otherwise transfer any of the Shares it will not offer, sell, pledge or otherwise transfer any of such securities, directly or indirectly, unless (1) the transfer is to the Company, or a subsidiary thereof (though the Company or its subsidiaries are under no obligation to purchase any such Shares); or (2) the transfer is made outside the United States in accordance with Regulation S, if available, and in compliance with applicable local laws and regulations; or (3) the transfer is made in compliance with an exemption from registration under the Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with applicable state securities laws; or (4) in another transaction that does not require registration under the Act or any applicable state securities laws, and the holder of the Shares has furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect; or (5) pursuant to an effective registration statement under the Act, and in each case in compliance with applicable state securities laws.

(ii)	acknowledges that he/she/it is familiar with Rule 144(a)(3), as presently in effect, and understands the resale limitations imposed thereby and by the Act and, without in any way limiting the representations set forth in this Section 2, the Subscriber agrees not to make any disposition of all or any portion of the Shares unless there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or the Subscriber shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, the Subscriber shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Shares under the Act.

(iii)	understands the Shares will be subject to certain resale restrictions and the Subscriber agrees to comply with such restrictions. The Subscriber acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and the Company is not in any manner responsible) for complying with such restrictions. The Shares and all certificates issued in exchange or in substitution thereof, shall bear the following legend for the purposes of complying with the Act, until such time as the same is no longer required under applicable requirements of the Act or applicable state securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO ALPHA MODUS, CORP. (THE “COMPANY”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS,IF AVAILABLE, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY (i) RULE 144 OR (ii) 144A UNDER THE ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED TO THE COMPANY OR THE COMPANY’S TRANSFER AGENT, AS APPLICABLE, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS;

provided that, if any Shares are being sold under Rule 144 under the Act, the legend may be removed by delivering to the Company or the Company’s transfer agent, as applicable, an opinion of counsel of recognized standing reasonably satisfactory to the Company, that the legend is no longer required under applicable requirements of the Act or state securities laws;

(iv)	it understands and agrees that if the Company is ever deemed to be, or to have been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the Act may not be available for re-sales of the Shares, and (ii) the Company is not obligated to take, and has no present intention of taking, any action to make Rule 144 under the Act (or any other exemption) available for re-sales of the Shares.

(v)	it consents to the Company making a notation on its records or giving instruction to the registrar and transfer agent of the Company, if applicable, in order to implement the restrictions on transfer set forth and described herein.

(k) Additional Financing. Subscriber further acknowledges that nothing hereunder shall preclude the Company from seeking and/or procuring additional equity and/or debt financing. Subscriber understands that it may become necessary for the Company to seek additional financing in the future, which could dilute the Subscriber’s interest in the Company.

(l) Professional Advice. Subscriber has either secured independent tax advice with respect to an investment in the Shares, upon which he, she or it is relying, or he, she or it is sufficiently familiar with the income taxation of corporations and investments that he, she or it deemed such independent advice to be unnecessary. The Subscriber has had the opportunity to consult with his, her, or its tax, legal, and financial adviser to determine the benefits and risks of subscribing for the Shares, and is not, in any way, relaying on the Company or its employees or agents, for advice in making this decision.

(m) Acceptance. Subscriber acknowledges that the Company shall, in its sole discretion, have the right to accept or reject this subscription, in whole or in part, for any reason or for no reason. If Subscriber’s subscription is accepted by the Company, Subscriber shall, and Subscriber hereby elects to, execute any and all further documents necessary in the opinion of the Company to complete his subscription and become a shareholder of the Company.

(n) Authority to Enter into Agreement. Subscriber has the full right, power, and authority to execute and deliver this Agreement and perform Subscriber’s obligations hereunder.

(o) Prohibitions on Cancellation, Termination, Revocation, Transferability, and Assignment. Subscriber hereby acknowledges and agrees that, except as may be specifically provided herein or by applicable law, Subscriber is not entitled to cancel, terminate, or revoke this Agreement, and this Agreement shall survive Subscriber’s death or disability or any assignment of Shares. Subscriber further agrees that Subscriber may not transfer or assign Subscriber’s rights under this Agreement, and Subscriber understands that, if Subscriber’s subscription is accepted, the transferability of Shares will be restricted.

(p) Obligation. This Agreement constitutes a valid and legally binding obligation of Subscriber and neither the execution of this Agreement nor the consummation of the transactions contemplated herein will constitute a violation of or default under, or conflict with, any judgment, decree, statute or regulation of any governmental authority applicable to Subscriber, or any contract, commitment, agreement, or restriction of any kind to which Subscriber is a party or by which Subscriber’s assets are bound. The execution and delivery of this Agreement does not, and the consummation of the transactions described herein will not, violate applicable laws, or any mortgage, lien, agreement, indenture, lease or understanding (whether oral or written) of any kind outstanding relative to Subscriber.

(q) Required Approvals. No approval, authorization, consent, order, or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by Subscriber or the purchase of the Shares.

(r) Patriot Act. The Subscriber represents and warrants that the funds representing the Purchase Price which will be advanced by the Subscriber to the Company hereunder will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “Patriot Act”) and the Subscriber acknowledges that the Company may in the future be required by law to disclose the Subscriber’s name and other information relating to the subscription agreement and the Subscriber subscription hereunder, on a confidential basis, pursuant to the Patriot Act. No portion of the Purchase Price to be provided by the Subscriber (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the Subscriber, and it shall promptly notify the Company if the Subscriber discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith.

(s) Option to Repurchase. The Subscriber hereby agrees that the Company shall have the option to immediately repurchase all of the Shares for the Purchase Price upon the earlier of (i) December 31, 2024 (assuming the Company and Insight Acquisition Corp. have not completed a business combination by such date, it being expressly understood that this option shall not survive such business combination) or (ii) the liquidation of Insight Acquisition Corp., in which upon notice by the Company of its election to exercise this option, the Subscriber shall promptly transfer the Shares to the Company upon payment of the Purchase Price by the Company to the Subscriber.

3. Representations, Warranties and Agreements of the Company. In connection with this subscription, the Company makes the following representations, warranties and agreements and confirms the following understandings:

(a) Company’s Good Standing. The Company is a corporation organized and validly existing under the laws of the State of Florida, and it has all corporate authority and power to conduct its business and to own its properties.

(b) Corporate Authority. The issuance of the Shares to the Subscriber has been duly authorized by all necessary corporate action on the part of the Company.

(c) Corporate Records. The corporate records of the Company are complete and accurate and all corporate proceedings and actions reflected therein have been conducted or taken in compliance with all applicable laws and with the Certificate of Incorporation and Bylaws of the Company.

(d) Valid and Binding Obligation. This Agreement and the transactions contemplated herein have been duly and validly authorized by all requisite corporate action of the Company. The Company has full right, power and capacity to execute, deliver and perform its obligations under this Agreement. No governmental license, permit or authorization and no registration or filings with any court, governmental authority or regulatory agency is required in connection with the Company’s execution, delivery and/or performance of this Agreement, other than any filings required by applicable federal and state securities laws. The execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Company will not violate or conflict with any provision of the Articles of Incorporation, as amended or By-laws of the Company, or any agreement, instrument, law or regulation to which the Company is a party or by which the Company may be bound. This Agreement, upon execution and delivery by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms.

(e) Bad Actor. The Company is not subject to any bad actor disqualifications under Regulation D promulgated under the Act.

(f) Additional Representations. No representations and warranties, oral or otherwise, other than those listed in this Section 3, have been made to the undersigned by the Company or any agent, employee or affiliate of the Company or any other person whether or not associated with entering into this transaction, the undersigned is not relying upon any information other than that contained in the results of his or her own investigation.

(g) Registration. Shares issuable upon conversion of the Shares at the closing of the acquisition of the Company by Insight Acquisition Corp. shall be registered as part of the S-4 registration statement issuing shares prior to or in connection with the De-SPAC Closing, provided that there shall be no breach hereunder if such registration statement is never declared effective or if a business combination between Company and Insight Acquisition Corp. has not been completed.

4. Survival of Representations, Warranties, Agreements and Acknowledgments. The representations, warranties, agreements, and acknowledgments of the Subscriber, including the option granted to the Company pursuant to Section 3(s) herein, shall survive the offering and purchase of Shares.

5. Indemnification of the Company. Subscriber agrees to indemnify and hold harmless the Company against and in respect of any and all loss, liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, attorneys’ fees reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty or breach or failure by Subscriber to comply with any covenant or agreement made by Subscriber herein or in any other document furnished by Subscriber in connection with this subscription, or arising as a result of the sale or distribution of the Shares by undersigned in violation of the Act, or any other applicable law.

6. Miscellaneous.

(a) Entire Agreement. This Agreement and the form of warrant constitute all of the understandings and agreements existing between the parties hereto concerning the specific subject matter hereof and the rights and obligations created hereunder. Moreover, this Agreement supersedes and novates all prior agreements and communications, whether oral or written, and the parties have relied on no other material.

(b) Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by the Company and Subscriber.

(c) Notices. Any notice, demand, or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be deemed given on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; on the date delivered by an overnight courier service; on the third business day after it is mailed if mailed by registered or certified mail, postage prepaid.

(d) Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

(e) Governing Law. This Agreement and the rights and obligations of the parties shall be interpreted under and governed exclusively by the laws of the State of Delaware, without regard to its conflicts of laws principles.

(f) Waiver of Compliance; Consents. Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the performance of such obligation, covenant or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent other failure.

Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

(g) Severability. The invalidity, illegality, or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality, or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal, or unenforceable in any respect, this Agreement shall be reformed, construed, and enforced as if such invalid, illegal, or unenforceable provision had never been contained herein.

(h) Attorney Fees. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, and in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney fees to be fixed by the trial court and/or appellate court.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

(j) Tax Liability. Purchasing Shares under this Subscription Agreement could result in tax liability. All Subscribers are responsible for any tax liability incurred pursuant to this Agreement, and each Subscriber should discuss any tax liability issues with his or her own attorney or tax specialist.

(k) Further Assurances. The Parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

The undersigned Subscriber recognizes that the sale of the Shares to the undersigned will be based upon the representations and warranties set forth hereinabove, information provided to the Company and the statements made herein, and the undersigned hereby agrees to indemnify the Company its attorneys, agents, representatives and each of its managers and to hold them harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorney’s fees, to which they may be put or which they may incur by reason of, or in connection with, any misrepresentation made in this Subscription Agreement, any breach by the undersigned of my warranties and/or failure by me to fulfill any of my covenants or agreements set forth herein or arising out of the sale or distribution of any Shares by me in violation of the act or any other applicable securities or “Blue Sky” laws.

The undersigned Subscriber (1) attests he, she or it is a bona fide resident of, or is domiciled in, the state listed as subscriber’ s address below; (2) certifies that the information contained in this Subscription Agreement is complete, true and correct; (3) affirms that the subscriber’ s income is derived in no part from illegal or criminal activities; and (4) states that the investment will not be used for any type of money laundering or other such activities in violation of any state or Federal regulation.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the ___ day of April, 2024. By executing this Subscription Agreement, the Subscriber certifies that the Subscriber and any beneficial subscriber for whom the Subscriber is acting is a resident of the jurisdiction shown in the “Address” section below.

Total Number of Common Shares:	1,000,000
Total Purchase Price:	$25,000

Polar Multi-Strategy Master Fund
(Name of Subscriber)	(Signature of Subscriber)

	/s/ Andrew Ma	/s/ Aatifa Ibrahim
(Address)	(Signature of Authorized Representative)

Andrew Ma Aatifa Ibrahim
(Address)	(Print Name and Title of
Authorized Representative)

(Telephone Number)

(E-mail Address)

April 26, 2024
(Federal Employer Identification Number)	(Date)

The Subscriber hereby tenders to Alpha Modus, Corp. the amount above indicating the number of Shares subscribed for. Checks should be made payable to “Alpha Modus, Corp.”. Wire transfers are also acceptable and wire information is available upon request.

ACCEPTANCE OF SUBSCRIPTION

APPROVED AND ACCEPTED in accordance with the terms of this Subscription Agreement on this 16th day of May, 2024.

Alpha Modus, Corp.

A Florida Corporation

By:	/s/ William Alessi
Name:	William Alessi
Title:	Chief Executive Officer

INVESTMENT LETTER

Alpha Modus, Corp.

Re: Subscription Agreement for Alpha Modus, Corp. (the “Company”) Common Stock

Dear Ladies and Gentlemen:

I hereby certify and warrant that I am acquiring 1,000,000 shares of common stock (the “Shares”) of Alpha Modus, Corp., a Florida corporation, for an aggregate purchase price of $25,000, for my own account and for investment purposes. I represent and warrant that I am able to bear the economic risks of this investment and that I do not have any reason to anticipate any change in my circumstances, financial or otherwise, nor any other particular occasion or event which should cause me to sell or distribute, or necessitate or require my sale or distribution of said Shares. No one other than me has any beneficial interest in said Shares.

I agree that I will in no event sell or distribute any of said Shares unless in the opinion of the Company’s counsel such common stock may be legally sold following registration under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration.

I am fully aware that said Shares are being offered and sold by the Company in reliance on the exemption from registration under the Act provided for by Regulation D and/or Sections 4(a)(2) or 4(a)(5) of the Act.

I acknowledge by my execution that I have been given the opportunity to access to your books, records and properties, and have had the opportunity to inspect, to my full and complete satisfaction prior to the purchase of the Shares, and that I have been informed, as to the Company’s use of the funds, that they may be used by the Company in its sole discretion. I represent and warrant that because of my experience in business and investments, I am competent to make an informed investment decision with respect thereto on the basis of my inspection of the Company’s records and my questioning of its officers.

I further certify that my domicile or place of business (for entity purchasers) listed on the signature page of the Subscription Agreement is accurate.

Very truly yours,

Investor Name	Date

Investor Signature (or Representative Signature)

Print Name and Title (for Entity Subscribers Only)